The Perkin-Elmer Corporation
                                         761 Main Avenue
                                         Norwalk, Connecticut
                                         (203) 752-1000


Contact:  Perkin-Elmer                             PerSeptive Biosystems
          Investors: Charles Poole                 Noubar Afeyan
                     (203) 761-5400                Chairman and CEO
          Media:     Merle Spiegel (East Coast)    (508) 383-7710
                     (203) 761-5292                Investors:  Traci McCarty
                     Valerie Tucker (West Coast)   (212) 696-4455, ext. 207
                     (415) 638-5530                Media:  Anthony J. Russo
                                                   (212) 696-4455, ext. 202

                                                         For Immediate Release


              PERKIN-ELMER AND PERSEPTIVE BIOSYSTEMS TO MERGE IN
                          A $360 MILLION TRANSACTION

      Companies to Combine Resources to Accelerate Scientific Discovery
                 in Rapidly Expanding Life Science Marketplace


NORWALK, CT and FRAMINGHAM, MA, August 25, 1997 - Perkin-Elmer (NYSE:PKN) and

PerSeptive Biosystems (NASDAQ:PBIO) announced today that they have signed a definitive merger agreement in which Perkin-Elmer will acquire PerSeptive for

$13.00 per share, paid in Perkin-Elmer stock as described below.  Based on current market prices, this transaction will involve the exchange of approximately $360 million in newly issued Perkin-Elmer stock for currently outstanding PerSeptive securities.


The Companies said they will combine their resources to create a fully integrated portfolio of products that will allow their customers to compress the time and reduce the cost of pharmaceutical drug discovery and development.  As life science researchers increasingly use genomics to understand the fundamental basis of human disease at the genetic level, it is clear that this information must be complemented with technologies for the study of proteins.  The need for such technologies is expected to accelerate as new drug targets are discovered through the use of genomics.

The large-scale study of proteins and protein networks, known as

"proteomics," is emerging to fulfill the promise of genomics.  By combining forces, Perkin-Elmer and PerSeptive expect to develop new products to improve the integration of genetic and protein sciences and to accelerate the understanding, treatment, and prevention of disease.  MALDI-TOF (Matrix

Assisted Laser Desorption Ionization Time-of-Flight) mass spectrometry is the most effective approach to identifying intact proteins, and PerSeptive has a leadership position in this technology.  In addition, PerSeptive has developed advanced products for the separation and purification of biomolecules in the life science market.  These technologies complement

Perkin-Elmer's leading position in genetic analysis systems as well as its

LC/MS (liquid chromatography/mass spectrometry) and protein sequencing systems, which are used for the structural analysis of proteins.  The combined company will offer the broadest set of protein analysis and purification products and intends to extend this offering through the use of new and existing technology.


Tony L. White, Chairman, president and chief executive officer of Perkin-

Elmer, noted, "This merger will enhance our position as an effective provider of innovative, integrated platforms enabling our customers to be more efficient and cost-effective in bringing new pharmaceuticals to market.  It is the culmination of an intensive strategic review that led us to identify

PerSeptive as an ideal partner, and I am thrilled that we have agreed to join forces.  The combination of our two companies should bolster our presence in the life sciences and enhance our potential for an accelerated revenue growth rate in the future.  Our Board and management team are united in the belief that we must take bold action now to lead the emerging era of molecular medicine with leading positions in both genetic and protein analysis."

Speaking on behalf of PerSeptive, Dr. Noubar B. Afeyan, chairman and chief executive officer, said, "We are pleased to have this opportunity to become a part of Perkin-Elmer, a very successful, technology-driven company that shares our vision of improving the process of drug discovery and development leading to innovative therapies that culminate in better and more cost-

effective healthcare.  For many years, PerSeptive has been recognized as an innovator of technologies and products that are important to the life science market.  Partnering with Perkin-Elmer will create the critical mass and capital resources to secure our mission of being the leader in protein characterization in drug discovery."


                            Terms of the Agreement

The definitive agreement, unanimously approved by both Boards of Directors,

structures the transaction as a statutory tax-free merger to be accounted for as a pooling of interests.  In the merger, shares of PerSeptive common stock will be converted into shares of Perkin-Elmer common stock at an exchange rate equal to $13.00 divided by the average closing sales prices of Perkin-

Elmer stock on the New York Stock Exchange composite tape during the 20 trading days ending on the second trading prior to the merger.  In no event,

however, will the exchange rate be more than 0.1926, or less than 0.1486, of a share of Perkin-Elmer common stock for each share of PerSeptive common stock.  Based on the $78 1/16 per share closing price of Perkin-Elmer stock on August 22, PerSeptive shareholders would receive 0.1665 of a share of

Perkin-Elmer stock, with a value of $13.00, for each share of PerSeptive stock.  The total consideration in the transaction, based on the August 22 closing price, is approximately $360 million for currently outstanding

PerSeptive securities.


Under the terms of the merger agreement, outstanding option, warrants, and convertible securities of PerSeptive will remain outstanding following the merger but will become exercisable for, or convertible into, Perkin-Elmer common stock in accordance with their terms.  Separately, the previously scheduled August 22 redemption of 1,000 shares of PerSeptive's Series A

Redeemable Convertible Preferred Stock was completed for 1,019,108 shares of

PerSeptive common stock.


As part of the transaction, PerSeptive has granted Perkin-Elmer an option to purchase 4,478,308 shares of PerSeptive common stock at $13.00 per share.

The option would become exercisable in the even the merger agreement is terminated under certain circumstances.


The transaction is subject to antitrust regulatory clearance, approval by holders of a majority of the outstanding shares of PerSeptive common stock,

and certain other conditions.  No vote of Perkin-Elmer shareholders is required.  Both companies expect the merger to be completed by year-end.

Morgan Stanley & Co. Incorporated is acting as financial advisor to Perkin-

Elmer in connection with this transaction.  PerSeptive is being advised by

PaineWebber Incorporated.


                      Accelerating the Pace of Discovery

"We have a major opportunity to leverage our leadership position as the company offering the broadest array of technologies available to life science researchers in universities and pharmaceutical companies for human disease research and drug discovery," said Dr. Michael W. Hunkapiller, vice president of Perkin-Elmer and general manager of PE Applied Biosystems.  "As the leader in both genomics and proteomics, our combined intellectual property portfolio will open up even more opportunities to provide total solutions that will accelerate the drug discovery process as well as reduce costs in drug development."

White added, "This transaction is another step in the implementation of our overall strategy to invest aggressively in the life sciences, accelerating the pace of discovery.  We believe that the combined resources of Perkin-

Elmer and PerSeptive can contribute to more effective drug development programs that will improve the quality of healthcare delivery in the future.

This transaction, the largest since we set our new course almost two years ago, will enable us to build upon our already-strong base as a research-

intensive, technology-drive company and become a broader organization, more capable of meeting our customers' needs."


The Perkin-Elmer Corporation, headquartered in Connecticut, is the world leader in the development, manufacture, and marketing of life science systems and analytical instruments and in markets such as pharmaceuticals,

biotechnology, environmental testing, food, agriculture, and chemical manufacturing.  Its Applied Biosystems Division, based in Foster City,

California, is the leading provider of automated DNA analysis systems worldwide.  Perkin-Elmer had revenues of approximately $1.3 billion in fiscal year 1997 and employs 5,700 people worldwide.  Information about Perkin-Elmer is available on the World Wide Web at http://www.Perkin-Elmer.com or by phoning (800) 762-6923.


PerSeptive Biosystems develops, manufactures, and markets an integrated line of proprietary consumable products and advanced instrumentation systems for the purification, analysis, and synthesis of biomolecules.  PerSeptive's product sales have grown during its first five years of commercial operation from under $1 million in fiscal 1991 to over $75 million in fiscal 1996.  The company's enabling products are used in the life science industry to significantly reduce the time and cost required for the discovery,

development, and manufacture of novel pharmaceutical products.  PerSeptive's product lines are based on its patented core technologies in the fields of chromatography, immunoassay, solid-phase synthesis, biological mass spectrometry, and microfluidc assay devices.  Headquartered in Framingham,

Massachusetts, the company employs 550 people worldwide.  Information about

PerSeptive is available on the World Wide Web at http://www.PBIO.com.


Certain statements in this press release and its attachments are forward-

looking.  These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned,"

"estimated," and "potential," among others.  These forward-looking statements are based on Perkin-Elmer's and PerSeptive's current expectations.  The

Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements.  In order to comply with the terms of the safe harbor, Perkin-Elmer and PerSeptive note that a variety of factors could cause Perkin-Elmer's and PerSeptive's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  The risks and uncertainties that may affect the operations, performance, development, and results of Perkin-Elmer's and

PerSeptive's businesses include (1) complexity and uncertainty regarding the development of new high-technology products; (2) loss of market share through competition; (3) introduction of competing products or technologies by other companies; (4) pricing pressures from competitors and/or customers; (5)

changes in the life science or analytical instrument industries; (6) changes in the pharmaceutical, environmental, research, or chemical markets; (7)

variable government funding in key geographical regions; (8) the companies'

ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the loss of key employees; (10) fluctuations in foreign currency exchange rates; and (11)

other factors that might be described from time to time in the companies'

filings with the Securities and Exchange Commission.

Attachments:

--  Setting a Course for Rapid Growth in the Life Sciences

--  Perkin-Elmer Accelerates the Pace of Discovery

--  PerSeptive Biosystems